As filed with the Securities and Exchange Commission on October 17, 2000
                                                      Registration No. 333-84849
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          -----------------------------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                                       ON
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          -----------------------------
                               AVATEX CORPORATION
             (Exact name of registrant as specified in its charter)

             DELAWARE                                       25-1425889
    (State or other jurisdiction                         (I.R.S. employer
  of incorporation or organization)                    identification number)
                    5910 NORTH CENTRAL EXPRESSWAY, SUITE 1780
                               DALLAS, TEXAS 75206
                                 (214) 365-7450
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)
                          -----------------------------
                              ROBERT H. STONE, ESQ.
                  VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                               AVATEX CORPORATION
                    5910 NORTH CENTRAL EXPRESSWAY, SUITE 1780
                               DALLAS, TEXAS 75206
                                 (214) 365-7450
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                          -----------------------------
                                    COPY TO:
                             STEPHEN E. JACOBS, ESQ.
                             DAVID M. BLITTNER, ESQ.
                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153
                                 (212) 310-8000
                          -----------------------------
APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement is declared effective.
                         -----------------------------

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_| If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering. |_|
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |_|
If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                          -----------------------------


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                                EXPLANATORY NOTE


         The Registrant hereby amends its Registration Statement on Form S-4 (File No. 333-84849), effective November 1, 1999 (the "Form S-4"), by filing this Post-Effective Amendment No. 1 to Form S-4 on Form S-3 relating to the 2,319,334 shares of Class A Common Stock of the Registrant registered pursuant to the Form S-4 and issuable upon exercise of Warrants to purchase 2,319,334 shares of Class A Common Stock. The Warrants were registered and issued by the Registrant to certain former holders of the Registrant's $5 Cumulative Convertible Preferred Stock and $4.20 Cumulative Exchangeable Series A Preferred Stock pursuant to the Form S-4.

                  SUBJECT TO COMPLETION, DATED OCTOBER 17, 2000


PROSPECTUS


                               AVATEX CORPORATION

                    2,319,334 Shares of Class A Common Stock


                              ---------------------

         o The holders of our publicly-held Warrants may sell up to 2,319,334 shares of our Class A Common Stock as described in "Selling Shareholders" beginning on page 12. These shares may be acquired from time to time upon the exercise of our publicly-held Warrants that we issued to certain former holders of our preferred stock in connection with our merger with Xetava Corporation in December 1999.

         o Our Class A Common Stock is traded on the Nasdaq OTC Bulletin Board under the symbol "AVAT." On October 11, 2000, the last reported sale price of the Class A Common Stock was $.40 per share.

INVESTING IN THESE SECURITIES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 3.

                                 ---------------



NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS DOES NOT OFFER TO SELL OR BUY ANY SECURITIES IN ANY JURISDICTION WHERE IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF OCTOBER 17, 2000 ONLY.
                                 ---------------



              The date of this prospectus is __________ ___, 2000.

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SHAREHOLDERS MAY NOT SELL ANY SHARES OF CLASS A COMMON STOCK UNTIL OUR REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

About Us.............................................................       2

Risk Factors.........................................................       3

Where You Can Find
  More Information...................................................       9

Incorporation of Certain
  Documents by Reference.............................................       10

Cautionary Statements Relating to Forward-Looking Statements.........       11

Use of Proceeds......................................................       11

Selling Shareholders.................................................       12

Plan of Distribution.................................................       13

Legal Matters........................................................       15

Experts..............................................................       15

                                    ABOUT US

         We are a holding company that, along with our subsidiaries, owns interests in other corporations and partnerships. We own 40.8% of Phar-Mor, Inc., the owner and operator of a chain of discount retail drugstores. We also own 41% of Chemlink Acquisition Company, LLC, and through this company and Phar-Mor, we own approximately 38% of Chemlink Laboratories, LLC. Chemlink is primarily engaged in the development, manufacture and distribution of effervescent tablets and formula for consumer and business use as a cleaner, disinfectant and sterilizer.

         On December 7, 1999, we completed a merger with our wholly-owned subsidiary, Xetava Corporation, under an Amended and Restated Agreement and Plan of Merger. As a result of the merger, our two former series of preferred stock, $5 Cumulative Convertible Preferred Stock and $4.20 Cumulative Exchangeable Series A Preferred Stock, were eliminated. Holders of our former series of preferred stock received, in exchange for their preferred stock, either our Class A Common Stock or, alternatively, a combination of cash, 6.75% Notes due December 7, 2002 issued by our wholly-owned subsidiary, Avatex Funding, Inc., warrants to purchase shares of our Class A Common Stock at $2.25 per share and a deferred contingent cash right equal to a pro rata share of our net recovery from certain litigation against McKesson HBOC Inc. and certain major pharmaceutical manufacturers. Holders of our then-existing common stock received, in exchange for their common stock, shares of Class A Common Stock on a one-for-one basis.

         As of October 11, 2000, we had outstanding 19,637,360 shares of our Class A Common Stock and warrants to purchase 2,319,334 shares of our Class A Common Stock, and Avatex Funding, Inc. had outstanding $26,604,153 aggregate principal amount of 6.75% notes.

         Additional information about us, including our audited financial statements and descriptions of our business, is contained in the documents incorporated by reference in this prospectus. See "Where You Can Find More Information" on page 9 and "Incorporation of Documents by Reference" on page 10.

         We are incorporated in the State of Delaware. Our executive offices are located at 5910 North Central Expressway, Suite 1780, Dallas, Texas 75206 and our telephone number is (214) 365-7450.

                                  RISK FACTORS

         YOU SHOULD CONSIDER CAREFULLY THESE RISK FACTORS TOGETHER WITH ALL OF THE INFORMATION INCLUDED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS BEFORE YOU DECIDE TO PURCHASE SHARES OF OUR CLASS A COMMON STOCK. THIS SECTION INCLUDES FORWARD-LOOKING STATEMENTS.

         WE ARE A HOLDING COMPANY WITH NO OPERATING ASSETS. IF WE DO NOT GENERATE CASH FLOWS FROM OUR SUBSIDIARIES AND INVESTMENTS, WE WILL BE UNABLE TO SATISFY OUR FUTURE OBLIGATIONS.

         We are a holding company that directly or through our subsidiaries owns interests in other corporations and partnerships, including Phar-Mor. Our ability to meet our financial obligations as they become due, including our guarantee obligations under the 6.75% notes, depends on the amount of cash we have on hand and the flow of cash we receive, if any, from our subsidiaries and investees. If we are unable to generate sufficient cash flow to service our indebtedness, we may be forced to refinance all or a portion of our existing debt or obtain additional financing. If we cannot refinance our debt or obtain sufficient additional financing, we may be forced to default on our guarantee of the 6.75% notes. This would have a material adverse effect on us, including the possibility of requiring us to seek protection under applicable bankruptcy laws.

         Any cash received from our investments may be in the form of dividends or other distributions on our equity investments. The ability of our subsidiaries or investees to pay dividends or make distributions to us may be restricted by law or financing or other agreements to which these subsidiaries or investees are subject.

         We may be able to generate cash from the disposition of our investments. However, we cannot assure you that any of our investments, including our investment in Phar-Mor, will have substantial value or that there will be a suitable purchaser for, or a liquid market in which to sell, any of our investments.

         WE HAVE NOT GENERATED PROFITS FROM OPERATIONS IN SEVERAL YEARS AND WE MAY INCUR LOSSES IN THE FUTURE. THEREFORE, WE CANNOT ASSURE YOU THAT WE WILL BE ABLE TO CONTINUE AS A GOING CONCERN.

         For each of fiscal year 1997, fiscal year 1998 and fiscal year 1999, we reported a net loss of approximately $279.4 million, $77.5 million and $6.6 million, respectively. For fiscal year 2000, we reported net income of $1.5 million, which included a gain of $8.1 million resulting from the disposal of certain discontinued operations. We have taken steps to improve and stabilize our financial condition since fiscal year 1997. Although we have taken these steps, we cannot assure you that we will realize or maintain profitability in the foreseeable future. If we continue to incur losses we may not be able to continue as a going concern and we may be required to seek protection under applicable bankruptcy laws.

         Because we have no directly-owned cash-generating assets, our ability to continue as a going concern depends on, among other things, our ability to:

         o        realize on certain of our investments;

         o        identify new or additional investment opportunities;

         o        acquire an operating company; and

         o successfully defend litigation pending or brought against our company.

         Our independent auditors have included an explanatory note in their report on our financial statements. This note states that our historical losses from operations and pending litigation raise substantial doubts about our ability to continue as a going concern. Our financial statements have been prepared, and, for the foreseeable future, are expected to continue to be prepared, on a going concern basis that contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. Our financial statements do not reflect any adjustments that might result ultimately from the resolution of the uncertainties related to our business.

         You should read Note R of the Notes to our Consolidated Financial Statements included in our Annual Report on Form 10-K, as amended, for our fiscal year ended March 31, 2000, incorporated by reference herein, for more information.

         WE HAVE A SUBSTANTIAL AMOUNT OF CONSOLIDATED DEBT AND WE WILL NEED TO RAISE ADDITIONAL FUNDS TO FINANCE OUR CONTINUING OPERATIONS. FAILURE TO RAISE SUCH FUNDS OR SERVICE OUR EXISTING DEBT COULD MATERIALLY ADVERSELY AFFECT OUR FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS PROSPECTS AND PREVENT US FROM FULFILLING OUR GUARANTEE OBLIGATIONS UNDER THE 6.75% NOTES.

         We have a large amount of consolidated indebtedness. As of August 31, 2000, we had approximately $30,082,000 of consolidated indebtedness and stockholders' equity of approximately $22,672,000. In addition, we will need to raise significantly more capital to finance our future operations, which may be in the form of additional indebtedness. We are permitted under the indenture governing the 6.75% notes to incur additional debt. If we incur additional debt, the related risks could intensify.

         This large amount of indebtedness could, for example:

o make it more difficult for us and Avatex Funding to satisfy our obligations under the 6.75% notes or other indebtedness and, if we fail to comply with the requirements of the indebtedness, could result in an event of default which, if not cured, could accelerate the payment of all or a portion of principal and interest relating to such debt;

o limit our ability to obtain additional financing for working capital, capital expenditures, acquisitions and other general corporate activities;

o limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

o detract from our ability to successfully withstand a downturn in our business, the business of our investees or the economy generally; and

o place us at a competitive disadvantage against other less leveraged competitors.

         IF THERE IS A DEFAULT ON THE 6.75% NOTES AND THE NOTEHOLDERS ELECT TO FORECLOSE ON THE PHAR-MOR COMMON STOCK PLEDGED TO SECURE THE 6.75% NOTES ISSUED BY AVATEX FUNDING, INC., OUR WHOLLY-OWNED SUBSIDIARY, WE COULD LOSE OUR MOST SIGNIFICANT ASSET.

         In connection with the issuance of the 6.75% notes, we transferred 3,571,533 shares of Phar-Mor common stock that we owned at the time to Avatex Funding. Avatex Funding in turn pledged these shares as collateral to secure its obligations under the 6.75% notes. If there is an event of default on the 6.75% notes and the 6.75% noteholders elect to foreclose on these shares in accordance with the indenture and related security agreement, the proceeds from a foreclosure sale of these shares would be distributed to first satisfy our guarantee obligations under the indenture and the 6.75% notes. Accordingly, as a result of the pledge of these shares, we may lose our most significant asset, our shares of Phar-Mor common stock.

         As of June 30, 2000, the book value of these pledged shares represented 19% of the book value of our total assets. Based on the closing price of Phar-Mor common stock on the Nasdaq OTC Bulletin Board of $1.1875 per share on October 11, 2000, these pledged shares had a market value of $4,241,195. In addition, upon the satisfaction of all our obligations under the promissory note that we issued to the trustee for the bankruptcy estates of FoxMeyer Corporation and FoxMeyer Drug Company, we are required to cause an additional 1,132,500 shares of Phar-Mor common stock, currently pledged to secure the FoxMeyer note, to be pledged to further secure the 6.75% notes. As of June 30, 2000, the book value of the 3,571,533 shares pledged to secure the 6.75% notes and the 1,132,500 shares pledged to secure the FoxMeyer note equaled 25.1% of the book value of our total assets. Based on the closing price of Phar-Mor common stock on the Nasdaq OTC Bulletin Board of $1.1875 per share on October 11, 2000, these pledged shares had a market value of $5,586,035. We also own 292,500 shares of Phar-Mor common stock free of any pledge or encumbrance.

         WE ARE SUBJECT TO SEVERAL LAWSUITS. AN UNFAVORABLE OUTCOME IN ANY OR ALL OF THESE LAWSUITS COULD HAVE A MATERIAL ADVERSE EFFECT ON US, THE VALUE OF OUR CLASS A COMMON STOCK AND OUR ABILITY TO SATISFY OUR GUARANTEE OBLIGATIONS UNDER THE 6.75% NOTES, AND YOU COULD LOSE SOME OR ALL OF YOUR INVESTMENT.

         Our company and certain of our current and former directors and executive officers are subject to several lawsuits. We are also subject to various claims by, and have received various demands from, governmental agencies relating to investigations and remedial actions to address environmental clean-up costs and in some instances have been designated as a potentially responsible party by the United States Environmental Protection Agency with respect to certain of our former operating units' prior ownership of or relationship with certain allegedly contaminated properties. We are vigorously defending, and intend to continue to vigorously defend, ourselves in each of these lawsuits and investigations. However, we cannot assure you that ultimately we will be successful in defending these lawsuits or investigations, or that the advantages of settling any or all of these lawsuits or investigations outweigh the risk and expense of protracted investigations and litigation. An unfavorable outcome in any or all of these lawsuits or investigations would likely have a material impact on our financial condition, liability and results of operations and, accordingly, could affect adversely the value of our Class A Common Stock, Avatex Funding's ability to make principal and interest payments on the 6.75% notes and our ability to satisfy our guarantee obligations under the 6.75% notes. Even if all of these lawsuits and investigations are resolved in our favor, we will have incurred considerable costs and the efforts of our management will have been diverted significantly to defend these lawsuits and investigations. The incurrence of these costs and diversions of our management's efforts, in and of themselves, also would likely have a material and adverse effect on our financial condition and results of operations, which may have a material adverse affect on the trading price of our Class A Common Stock, and you could lose some or all of your investment. You should read our Annual Report on Form 10-K, as amended, for our fiscal year ended March 31, 2000, incorporated by reference herein, for more information regarding these lawsuits.

         At June 30, 2000, we had reserves of $1.2 million for environmental assessments, remediation activities, penalties or fines at seven sites that may be imposed for possible non-compliance with such environmental laws or regulations. Although we believe our reserves are adequate, we cannot assure you that this amount will be adequate to cover such known or unknown matters. Reserves are established when it is probable that liability for such costs will be incurred and the amount can be reasonably estimated. The amounts of reserves for environmental liabilities are difficult to estimate due to such factors as the unknown extent of the remedial actions that may be required and, in the case of sites not formerly owned by us, the unknown extent of our probable liability in proportion to the probable liability of other parties and our ability to successfully obtain contribution from other parties for their portion of any such liabilities. Moreover, we may have environmental liabilities that we cannot, in our judgment, estimate at this time and losses attributable to remediation costs may arise at other sites. A significant deviation from our estimated liability could have a material adverse impact on our financial condition and results of operations.

         You should read Note O of the Notes to our Consolidated Financial Statements contained in our Annual Report on Form 10-K, as amended, for our fiscal year ended March 31, 2000, and Note 4 of the Notes to our Consolidated Financial Statements contained in our Quarterly Report on Form 10-Q, as amended, for our fiscal quarter ended June 30, 2000, incorporated by reference herein, for more information regarding these and other commitments and contingencies.

         THERE IS CURRENTLY A LIMITED TRADING MARKET FOR OUR CLASS A COMMON STOCK. AS A RESULT, YOU MAY NOT BE ABLE TO EASILY SELL YOUR SHARES OF CLASS A COMMON STOCK.

         Prior to February 1, 1999, our predecessor common stock traded on the New York Stock Exchange. On January 31, 1999, the New York Stock Exchange formally delisted our common stock from trading. Our Class A Common Stock is now quoted on Nasdaq's OTC Bulletin Board system. Our Class A Common Stock is thinly traded, and it is more difficult to dispose of, or to obtain accurate quotations as to the price of, our Class A Common Stock on the OTC Bulletin Board system. In addition, because of its thin trading and low trading price, our Class A Common Stock may be subject to extreme volatility.

         The Nasdaq OTC Bulletin Board system operates as a dealer system. Any security quoted thereon must be sponsored by a participating market maker. Several market makers presently make a market in our Class A Common Stock. However, market makers are not obligated to make a market in our Class A Common Stock, and any market-making activity may be discontinued at any time without notice. If any such market making activity is discontinued, we cannot assure you that a liquid trading market will exist for our Class A Common Stock, or that you will be able to execute a sale of your shares of Class A Common Stock, or that you will be able to execute such a sale on favorable pricing terms.

         Furthermore, we cannot assure you that we will ever be able to have our Class A Common Stock listed for trading on a more active trading market such as the Nasdaq SmallCap Market, the Nasdaq National Market System or the New York Stock Exchange. As long as the only trading market for our Class A Common Stock is the Nasdaq OTC Bulletin Board system, you may find it difficult to dispose of, or obtain accurate quotations for the price of, these securities and, as a consequence, you may not be able to sell your shares of Class A Common Stock on favorable terms or at the time you would like.

         WE DO NOT INTEND TO PAY CASH DIVIDENDS ON OUR CLASS A COMMON STOCK FOR THE FORESEEABLE FUTURE. YOU WILL NOT RECEIVE ANY PERIODIC INCOME FROM OUR CLASS A COMMON STOCK.

         We have not paid any cash dividends on our Class A Common Stock (or our predecessor common stock) for the past several years and we do not anticipate paying any dividends on our Class A Common Stock in the foreseeable future. Accordingly, you should not expect to receive any periodic income from owning shares of our Class A Common Stock. We intend to retain our earnings, if any, for reinvestment and repayment of our consolidated indebtedness, including to satisfy our obligations under the 6.75% notes. Therefore, any economic gain to stockholders on our Class A Common Stock in the foreseeable future will be from an appreciation, if any, in the price of the stock. In addition, applicable provisions of Delaware law may affect our ability to declare and pay dividends on our Class A Common Stock.

         ANTI-TAKEOVER PROVISIONS IN OUR CERTIFICATE OF INCORPORATION COULD IMPEDE OR DISCOURAGE A THIRD-PARTY ACQUISITION OF OUR COMPANY. THERE ARE ALSO PROVISIONS IN THE INDENTURE GOVERNING THE 6.75% NOTES THAT RESTRICT OUR ABILITY TO EFFECT A CHANGE-OF-CONTROL TRANSACTION. THIS COULD PREVENT YOU FROM RECEIVING A PREMIUM OVER THE MARKET PRICE FOR YOUR SHARES OF CLASS A COMMON STOCK.

         We are incorporated under the laws of the State of Delaware. Accordingly, we are subject to the anti-takeover provisions of Delaware law, particularly Section 203 of the Delaware General Corporation Law. These provisions impose various obstacles to the ability of a third party to acquire control of our company, even if a change in control would be beneficial to its existing stockholders. These Delaware law provisions, along with the provisions described below from our certificate of incorporation and the indenture for the 6.75% notes, could impede a merger, consolidation, takeover or other business combination involving our company or discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of our company. Anything which makes an acquisition of us more difficult could reduce the value of our Class A Common Stock.

         Our certificate of incorporation contains certain provisions that may discourage other persons from attempting to acquire control of our company. These provisions include that:

         o our Board of Directors, without stockholder approval, may designate the terms of one or more series of preferred stock and issue shares of preferred stock;

         o our Board of Directors is elected in "classes", with only approximately one-third of our directors coming up for election each year; and

         o the approval of holders of at least 80% of our outstanding Class A Common Stock is required to approve certain events relating to transactions with interested persons of our company.

         The indenture governing the 6.75% notes restricts our ability to effect specified change-of-control transactions. These transactions include our merger with or into another person, and the sale or disposition of all or substantially all of our assets or more than 80% of our capital stock to another person. The indenture will permit the occurrence of any of these change-of-control events if:

         o the person formed or surviving any merger (other than us), or to which any sale or disposition of assets or capital stock is made, assumes all of our obligations under the indenture and our guarantee of the 6.75% notes;

         o immediately after giving effect to any change-of-control event, no default or event of default would exist under the indenture; and

         o the person formed or surviving any merger, or to which any such sale or disposition of assets or capital stock is made, has consolidated net worth immediately after any such change-of-control event of at least our consolidated net worth immediately preceding the change-of-control event.

         A failure to comply with these restrictions would result in an event of default under the indenture that could permit acceleration of the 6.75% notes. If this occurs, we may be unable to pay the accelerated principal and interest on the 6.75% notes.

         OUR ABILITY TO SUCCESSFULLY REALIZE ON OUR INVESTMENTS, IMPLEMENT OUR INVESTMENT STRATEGIES AND PROSECUTE THE MCKESSON LITIGATION DEPENDS ON OUR ABILITY TO RETAIN OUR KEY EXECUTIVES.

         Our future success depends in large part upon the abilities and continued service of our executive officers and other key employees, particularly our Co-Chairmen of the Board and Co-Chief Executive Officers, Abbey
J. Butler and Melvyn J. Estrin. Messrs. Butler and Estrin are involved actively in identifying our investment opportunities and monitoring our investments and in developing liquidation and additional investment strategies for these investments. In addition, because of their active involvement in the sale of our FoxMeyer group to McKesson, our ability to prosecute successfully our litigation against McKesson and others depends in large part on the continued participation therein of Messrs. Butler and Estrin. Our future success also depends on our ability to retain the other members of our existing management team. Although we have entered into employment agreements with Messrs. Butler and Estrin and certain other members of our management team, there can be no assurance that the services of these individuals will continue to be available to us.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. Phar-Mor, Inc., our 40.8%-owned affiliate, also files those same reports and other information with the SEC. Copies of these reports, proxy statements and other information may be read and copied at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. You may request copies of these documents by writing to the SEC and paying a fee for the copying costs. You may also call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You can also access an Internet site that the SEC maintains containing reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us, at www.sec.gov. Our SEC file number is 1-8549. Phar-Mor's SEC file number is 0-27050.


         We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the shares of Class A Common Stock offered hereby. This prospectus does not contain all of the information contained in the registration statement and the exhibits and schedules relating to it. For further information with respect to us and the Class A Common Stock offered hereby, you should refer to the registration statement and the exhibits and schedules relating to it.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate by reference" certain of our publicly-filed documents into this prospectus. This means that we may disclose material information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and any later information that we file with the SEC will automatically update and supercede this information. We incorporate by reference the documents listed below and any additional documents we file with the SEC until this offering of our Class A Common Stock is terminated. This prospectus is part of a registration statement on Form S-3 that we filed with the SEC and does not contain all of the information set forth in the registration statement.

         The following documents that we previously filed with the SEC are incorporated by reference:

                  (1)      our proxy statement filed with the SEC pursuant to
                           Section 14(a) of the Securities Exchange Act of 1934, as amended, on July 28, 2000;

                  (2) our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2000, as amended;

                  (3) our Annual Report on Form 10-K for the fiscal year ended March 31, 2000, as amended;

                  (4)      our Current Report on Form 8-K dated April 5, 2000;

                  (5) the description of our Class A Common Stock contained in our registration statement on Form 8-A filed on October 14, 1999; and

                  (6) any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the sale of all of the shares of our Class A Common Stock in connection with this offering is completed.

         We will provide you, upon written or oral request, with a copy of any of these documents, at no cost. You should direct any such requests to Avatex Corporation, 5910 North Central Expressway, Suite 1780, Dallas, Texas 75206,
Attention: Corporate Secretary. These documents are also available on our Internet site, www.avatexcorp.com.

          CAUTIONARY STATEMENTS RELATING TO FORWARD-LOOKING STATEMENTS

         This prospectus contains forward-looking statements, which may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, regarding our financial condition, results of operations, cash flows, dividends, financing plans, business strategies, budgets, capital and other expenditures, plans and objectives of our management, markets for our stock and other matters. Statements in this document that are not historical facts are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by
Section 21E of the Exchange Act and Section 27A of the Securities Act. Such forward-looking statements, including, without limitation, those relating to our future business prospects, revenues, working capital, liquidity, capital needs, amounts on realization of assets, interest costs and income, wherever they occur in this prospectus, are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Such forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this document.

         Our investments also face risks associated with currently unforeseen competitive pressures; our ability and the ability of our investees' management to develop, implement and market their products and services; and other such risks. These other risks include decreased consumer spending, customer concentration issues and the effects of general economic conditions.

         The words "estimate," "project," "intend," "expect," "believe" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are found at various places throughout this document. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


                                 USE OF PROCEEDS

         The shares of Class A Common Stock are being offered solely for the accounts of the Warrant Holders. We will not receive any proceeds from the sale of the shares of our Class A Common Stock offered by this prospectus.

                              SELLING SHAREHOLDERS

         The shares of our Class A Common Stock to be offered hereby are issuable upon the exercise of our publicly-held Warrants. Each Warrant entitles its holder to purchase the number of shares of our Class A Common Stock listed on its face at $2.25 per share. The Warrants may be exercised in full or in part at any time until 5:00 p.m., New York City time, on March 7, 2005. A Warrantholder who properly exercises a Warrant may sell his or her shares of our Class A Common Stock obtained from such exercise hereby as a selling shareholder. The Warrants are traded publicly on the Nasdaq OTC Bulletin Board under the symbol "AVATW." On October 11, 2000, the last reported sale price of the Warrants was $0.03125 per Warrant.

         The shares of Class A Common Stock offered by this prospectus are offered for the accounts of the selling shareholders. The shares offered by this prospectus may be offered from time to time by the selling shareholders or by any of their pledgees, donees, transferees or other successors in interest.

         The following table and the notes thereto set forth information, as of the date of this prospectus, relating to the beneficial ownership (as defined in Rule 13d-3 of the Exchange Act), of our equity securities by the selling shareholders. Because the identity of the selling shareholders will not be known until the Warrants are exercised, and because the Warrants are traded publicly, it is not possible to identify each selling shareholder or determine specific beneficial ownership information regarding each selling shareholder. The following table assumes that any selling shareholder holds no other shares of our Class A Common Stock. It is possible that, through the normal course of trading and exercise of the Warrants, a selling shareholder may beneficially own more shares of our Class A Common Stock than reflected in the table below.

         Because the selling shareholders may sell all, a portion or none of their shares, no estimate can be made of the aggregate number of shares that each selling shareholder may actually sell or that each selling shareholder will own upon completion of any offering. The amounts identified as "Number of Class A Common Shares Beneficially Owned After the Offering" assume the selling shareholders offer to sell and sell all shares of Class A Common Stock underlying their Warrants, and own no other shares of our Class A Common Stock.

                                    NUMBER OF CLASS                            PERCENT OF        NUMBER OF CLASS A
                                    A COMMON SHARES      NUMBER OF CLASS     CLASS A COMMON        COMMON SHARES
                                     BENEFICIALLY        A COMMON SHARES      SHARES TO BE      BENEFICIALLY OWNED
      SELLING SHAREHOLDER                OWNED          TO BE REGISTERED      REGISTERED(1)     AFTER THE OFFERING
      -------------------          ----------------     ----------------      -------------     ------------------
Warrantholders                         2,319,334            2,319,334            11.81                  0


----------
(1) Based on the number of shares of Class A Common Stock outstanding on October 11, 2000.

                              PLAN OF DISTRIBUTION

         We are registering the shares of our Class A Common Stock described in this prospectus for the selling shareholders. Subject to the limitations on the use of this prospectus described below, the "selling shareholders" also include persons who receive shares as a gift from a selling shareholder, commonly known as donees, and persons who receive shares from a selling shareholder as collateral to secure a loan, commonly known as pledgees, who are selling shares received from a named selling shareholder after the date of this prospectus. We will pay all costs, expenses and fees in connection with the registration of the shares offered by this prospectus. The selling shareholders, however, will pay for any brokerage commissions and similar selling expenses, if any, attributable to the sale of their shares. Sales of the shares may be made by selling shareholders from time to time in one or more types of transactions, which may include block transactions, in the over-the-counter market, in negotiated transactions, through put or call options transactions relating to the shares, through short sales of the shares, or a combination of these methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. These transactions may or may not involve brokers or dealers. To the best of our knowledge, the selling shareholders have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares and there is no underwriter or coordinating broker acting in connection with the proposed sale of the shares by the selling shareholders.

         The selling shareholders may sell their shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders or the purchasers of the shares for whom the broker-dealers may act as agents or to whom they sell as principal, or both. The compensation as to a particular broker-dealer might be in excess of customary commissions.

         The selling shareholders may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of our Class A Common Stock in the course of hedging the positions they assume with the selling shareholder, including in connection with distributions of the Class A Common Stock by the broker-dealers. The selling shareholders may enter into option or other transactions with broker-dealers that involve the delivery of their shares to the broker-dealers, who may then resell or otherwise transfer the shares. The selling shareholders may also loan or pledge their shares to a broker-dealer and the broker-dealer may sell the shares so loaned or, upon a default, may sell or otherwise transfer the pledged shares.

         The selling shareholders and any broker-dealers that act in connection with the sale of their shares might be deemed to be "underwriters" within the meaning of Section 2(a)(11) of the Securities Act. In that event, any commissions received by the broker-dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The selling shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of their shares against certain liabilities, including liabilities arising under the Securities Act.

         Because selling shareholders may be deemed to be "underwriters" within the meaning of Section 2(a)(11) of the Securities Act, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act. We hereby inform the selling shareholders that the anti-manipulative rules under the Exchange Act, including Regulation M, may apply to their sales in the market.

         Selling shareholders may also resell all or a portion of their shares of our Class A Common Stock in open market transactions in reliance upon the SEC's Rule 144 without delivering this prospectus, provided they meet the criteria and conform to the requirements of that rule.

         If a selling shareholder notifies us that it has entered into a material arrangement with a broker-dealer for the sale of that selling shareholder's shares of Class A Common Stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will, if required, file a supplement or an amendment to this prospectus. Any such supplement or amendment would disclose the name of each of those selling shareholders and of the participating broker-dealer(s), the number of shares involved, the price at which the shares were sold, the commissions paid or discounts or concessions allowed to the broker-dealer(s), where applicable, that the broker-dealer(s) did not conduct any investigation to verify the information set forth in this prospectus, and the other facts material to the transaction. In addition, if a selling shareholder notifies us that a donee or pledgee intends to sell more than 500 shares, we will file a supplement to this prospectus, pursuant to SEC rules.

         Sales of a substantial number of shares of our Class A Common Stock in the public market by the selling shareholders or even the potential of such sales could adversely affect the market price of our Class A Common Stock, which could have a direct impact on the value of the shares being offered by the selling shareholder.

                                  LEGAL MATTERS

         Weil, Gotshal & Manges LLP, New York, New York, has passed upon the validity of the shares of our Class A Common Stock offered pursuant to this prospectus.


                                     EXPERTS

         The consolidated financial statements and financial statement schedule incorporated in this prospectus by reference from Avatex Corporation's Annual Report on Form 10-K for the year ended March 31, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, (which report expresses an unqualified opinion and includes an explanatory paragraph referring to Avatex Corporation's ability to continue as a going concern), and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

         The consolidated financial statements of Phar-Mor, Inc. and subsidiaries incorporated in this Avatex Corporation prospectus by reference to the Avatex Corporation Annual Report on Form 10-K, as amended, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is also incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

         The following table sets forth an estimate of the various costs and expenses payable by the Registrant in connection with the sale of the shares being registered hereby:

             SEC registration fee..............................$       N/A*
             Printing fees and expenses...............................5,000
             Legal fees and expenses.................................20,000
             Accounting fees and expenses............................10,000
             Miscellaneous...........................................15,000
                                                                     ------
                      Total.........................................$50,000
                                                                    =======

--------------------
* The registration fee previously paid with this Registration Statement covered the shares being offered hereunder.


Item 15.  Indemnification and Limitation of Liability of Directors and Officers.

         We are incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware ("DGCL") provides that a Delaware corporation may indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys' fees) which such officer or director has actually and reasonably incurred.

         Section 145 further provides that the indemnification provisions of
Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. Our Certificate of Incorporation contains a provision eliminating, to the fullest extent permitted by the DGCL as it exists or may in the future be amended, the liability of our directors to our stockholders for monetary damages for breaches of fiduciary or other duties as a director. However, the DGCL does not currently allow such provision to limit the liability of a director for: (i) any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of laws; (iii) payment of dividends, stock purchases or redemptions that violate the DGCL; or (iv) any transaction from which the director derived an improper personal benefit. Such limitation of liability also does not affect the availability of equitable remedies such as injunctive relief or rescission.

         Our Certificate of Incorporation also provides that, to the fullest extent permitted by the DGCL as it exists or may in the future be amended, (A) we shall (1) indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding and (2) pay expenses incurred by such person in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, and (B) we may (1) indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was an employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding and (2) pay expenses incurred by such person in defending a civil or criminal action suit or proceeding in advance of the final disposition of such action, suite or proceeding. Our Certificate of Incorporation and By-Laws also state that such indemnification is not exclusive of any other rights of the indemnified party to which any such person may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

         Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145.

         Each of our executive officers and directors has entered into an indemnification agreement with us dated as of October 23, 1997. Each agreement terminates upon the later of (1) ten years following the date that such officer ceases to serve in his capacity with us, any of our majority-owned subsidiaries, other of our enterprises or an employee benefit plan or trust related thereto on which such officer served at our request and (2) the final termination of any proceeding to which indemnification or advancement of expenses relates pursuant to such agreements. Under each indemnification agreement, the executive officer or director is entitled to indemnification for damages and expenses in any proceeding involving us (whether or not brought by or in our right) subject to certain conditions and limitations depending on the circumstances of the proceeding and conduct of such officer. In addition, each executive officer and director is entitled to be advanced expenses in connection with any such proceeding upon request by such executive officer or director and subject to certain conditions.

         If there is a change of control (as defined in each indemnification agreement), upon the request of any executive officer or director in connection with any proceeding for which indemnification or advancement of expenses is provided, we are required to create a trust and fund such trust in an amount sufficient to cover any expenses (as determined by an independent counsel appointed in accordance with the terms of the indemnification agreement) incurred by such executive officer or director relating to such proceeding.

Item 16.  Exhibits.

         Number                                     Description
         ------                                     -----------

          2-A Amended and Restated Agreement and Plan of Merger, dated June 18, 1999, by and between the Registrant and Xetava Corporation (filed as Exhibit 2 to the Registrant's Current Report on Form 8-K dated June 24, 1999 and incorporated herein by reference)

          3-A Certificate of Merger of Xetava Corporation with and into the Registrant, dated December 7, 1999, with the Restated Certificate of Incorporation of the Registrant annexed thereto (filed as Exhibit 3-A to the Registrant's Current Report on Form 8-K filed December 16, 1999 and incorporated herein by reference)

          3-B By-laws of the Registrant (filed as Exhibit 3-E to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2000 and incorporated herein by reference)

          4-A Indenture, dated as of December 7, 1999, among the Registrant, Avatex Funding, Inc. and Norwest Bank Minnesota, N.A., as indenture trustee (filed as Exhibit 4-A to the Registrant's Current Report on Form 8-K dated December 16, 1999 and incorporated herein by reference)

          4-B Pledge and Security Agreement, dated as of December 7, 1999, among the Registrant, Avatex Funding, Inc. and Norwest Bank Minnesota, N.A., as collateral agent (filed as Exhibit 4-B to the Registrant's Current Report on Form 8-K dated December 16, 1999 and incorporated herein by reference)

          4-C Subrogation Agreement, dated as of December 7, 1999 between Bart A. Brown, Jr., as Chapter 7 Trustee of FoxMeyer Corporation, et al., and Norwest Bank Minnesota, N.A., as indenture trustee, and acknowledged by the Registrant (filed as Exhibit 4-C to the Registrant's Current Report on Form 8-K dated December 16, 1999 and incorporated herein by reference)

          4-D Warrant Agreement, dated as of December 7, 1999 between the Registrant and American Stock Transfer and Trust Company, as warrant agent (filed as Exhibit 10-A to the Registrant's Current Report on Form 8-K dated December 16, 1999 and incorporated herein by reference)

          5-A                      Opinion of Weil, Gotshal & Manges LLP
                                   (previously filed)

         23-A                      Consent of Deloitte & Touche LLP (Pittsburgh,
                                   PA)

         23-B                      Consent of Deloitte & Touche LLP (Dallas, TX)

         23-C Consent of Weil, Gotshal & Manges LLP (included as part of Exhibit 5.1 and previously filed)

         24-A Powers of Attorney (included on signature page included hereto)

------------------

Item 17.  Undertakings.

         (1)      The undersigned Registrant hereby undertakes:

                           (a) To file, during any period in which offers or
                  sales are being made, a post-effective amendment to this registration statement:

                                    (i) To include any prospectus required by
                  Section 10(a)(3) of the Securities Act of 1933, as amended;

                                    (ii) To reflect in the prospectus any facts
                  or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                                    (iii) To include any material information
                  with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

                  provided, however, that the undertakings set forth in paragraphs (a)(i) and (a)(ii) above do not apply if the registration statement is on Form S-3 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                           (b) That, for the purpose of determining any
                  liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (c) To remove from registration by means of a
                  post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

         (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director or officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (5) (i) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (ii) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas, this 17th day of October, 2000.

                             AVATEX CORPORATION

                             By:   /s/ Abbey J. Butler
                                   ---------------------------------------
                                   Abbey J. Butler
                                   Co-Chairman of the Board and Co-Chief
                                   Executive Officer


                             By:   /s/ Melvin J. Estrin
                                   --------------------------------------
                                   Melvin J. Estrin,
                                   Co-Chairman of the Board and Co-Chief
                                   Executive Officer



                               POWERS OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Abbey J. Butler, Melvyn J. Estrin and Robert H. Stone, or either of them, his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                 TITLE                                  DATE
               ---------                                 -----                                  ----
/s/ Abbey J. Butler                      Co-Chairman of the Board and                     October 17, 2000
-----------------------------------      Co-Chief Executive Officer
Abbey J. Butler                          (Principal Executive Officer)



/s/ Melvyn J. Estrin                     Co-Chairman of the Board and                     October 17, 2000
-----------------------------------      Co-Chief Executive Officer
Melvyn J. Estrin                         (Principal Executive Officer)



/s/ Grady E. Schleier                    Senior Vice President and Chief                  October 17, 2000
-----------------------------------      Financial Officer (Principal
Grady E. Schleier                        Financial Officer and Principal
                                         Accounting Officer)




                                      II-7

               SIGNATURE                                 TITLE                                  DATE
               ---------                                 -----                                  ----
/s/ Hyman H. Frankel                     Director                                         October 17, 2000
-----------------------------------
Hyman H. Frankel


/s/ Fred S. Katz                         Director                                         October 17, 2000
-----------------------------------
Fred S. Katz


/s/ William A. Lemer                     Director                                         October 17, 2000
-----------------------------------
William A. Lemer


/s/ Charles C. Pecarro                   Director                                         October 17, 2000
-----------------------------------
Charles C. Pecarro


/s/ John L. Wineapple                    Director                                         October 17, 2000
-----------------------------------
John L. Wineapple


                                  EXHIBIT INDEX

         Number                                     Description
         ------                                     -----------

          2-A Amended and Restated Agreement and Plan of Merger, dated June 18, 1999, by and between the Registrant and Xetava Corporation (filed as Exhibit 2 to the Registrant's Current Report on Form 8-K dated June 24, 1999 and incorporated herein by reference)

          3-A Certificate of Merger of Xetava Corporation with and into the Registrant, dated December 7, 1999, with the Restated Certificate of Incorporation of the Registrant annexed thereto (filed as Exhibit 3-A to the Registrant's Current Report on Form 8-K filed December 16, 1999 and incorporated herein by reference)

          3-B By-laws of the Registrant (filed as Exhibit 3-E to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2000 and incorporated herein by reference)

          4-A Indenture, dated as of December 7, 1999, among the Registrant, Avatex Funding, Inc. and Norwest Bank Minnesota, N.A., as indenture trustee (filed as Exhibit 4-A to the Registrant's Current Report on Form 8-K dated December 16, 1999 and incorporated herein by reference)

          4-B Pledge and Security Agreement, dated as of December 7, 1999, among the Registrant, Avatex Funding, Inc. and Norwest Bank Minnesota, N.A., as collateral agent (filed as Exhibit 4-B to the Registrant's Current Report on Form 8-K dated December 16, 1999 and incorporated herein by reference)

          4-C Subrogation Agreement, dated as of December 7, 1999 between Bart A. Brown, Jr., as Chapter 7 Trustee of FoxMeyer Corporation, et al., and Norwest Bank Minnesota, N.A., as indenture trustee, and acknowledged by the Registrant (filed as Exhibit 4-C to the Registrant's Current Report on Form 8-K dated December 16, 1999 and incorporated herein by reference)

          4-D Warrant Agreement, dated as of December 7, 1999 between the Registrant and American Stock Transfer and Trust Company, as warrant agent (filed as Exhibit 10-A to the Registrant's Current Report on Form 8-K dated December 16, 1999 and incorporated herein by reference)

          5-A                      Opinion of Weil, Gotshal & Manges LLP
                                   (previously filed)

         23-A                      Consent of Deloitte & Touche LLP (Pittsburgh,
                                   PA)

         23-B                      Consent of Deloitte & Touche LLP (Dallas, TX)

         23-C Consent of Weil, Gotshal & Manges LLP (included as part of Exhibit 5.1 and previously filed)

         24-A Powers of Attorney (included on signature page included hereto)